                                 [LETTERHEAD]




                        INDEPENDENT AUDITORS' CONSENT




We hereby consent to the incorporation by reference in the Registration Statement of Americorp on Form S-8 of our independent auditors report dated February 26, 1999, on our audit of the consolidated balance sheet of Americorp and subsidiary as of December 31, 1998, and the related consolidated statements of income, changes in stockholder's equity and cash flows for the year then ended, which report is included in the 1998 Annual Report on Form 10-K.



Vavrinek, Trine, Day & Co., LLP



Laguna Hills, California
October 26, 1999

                                 [LETTERHEAD]




                        INDEPENDENT AUDITORS' CONSENT




We hereby consent to the incorporation by reference in the Registration Statement of Americorp on Form S-8 of our independent auditors report dated January 23, 1998, on our audit of the balance sheet of Channel Islands Bank as of December 31, 1997, and the related statements of income, changes in stockholder's equity and cash flows for the two years then ended, which report is included in the 1998 Annual Report on Form 10-K.

Vavrinek, Trine, Day & Co., LLP



Laguna Hills, California
October 26, 1999